MANAGEMENT SHARE ESCROW AGREEMENT

MANAGEMENT SHARE ESCROW AGREEMENT, dated as of April 10th, 2013 (“Agreement”) by and among Selway Capital Acquisition Corporation, a Delaware corporation (“Selway”), Healthcare Corporation of America, a New Jersey corporation (the “Company”), each of the key personnel of the Company signatory hereto (the “Key Personnel”), and American Stock Transfer & Trust Company, LLC, as escrow agent (the “Escrow Agent”).

WHEREAS, Selway and the Company are parties to that certain Agreement and Plan of Merger, dated January 25, 2013 (the “Merger Agreement”) by and among Selway, Selway Merger Sub, Inc., a New Jersey corporation (“Merger Sub”), the Company, Prescription Corporation of America, a New Jersey Corporation, Gary Sekulski as representative of the common stockholders of the Company, and Edmundo Gonzalez as representative of Selway, pursuant to which Merger Sub will merge with and into the Company, with the Company being the surviving corporation following such merger and, as such, a wholly-owned subsidiary of Selway; and

WHEREAS, in accordance with the terms of the Merger Agreement, Selway has issued an aggregate of 1,500,000 shares of Selway’s common stock (the “Escrow Securities”) to the Key Personnel in such amount as set forth opposite each Key Personnel member’s name on Exhibit A;

WHEREAS, each Key Personnel member has agreed, as a condition to the issuance of the Escrow Securities, to deposit all of the Escrow Securities in escrow as hereinafter provided; and

WHEREAS, the Company, Selway, and the Key Personnel desire that the Escrow Agent accept the Escrow Securities, in escrow, to be held and disbursed as hereinafter provided.

NOW, THEREFORE, IT IS AGREED:

1. Appointment of Escrow Agent. The Company, Selway, and the Key Personnel hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2. Deposit of Escrow Securities. In connection with the execution hereof, Selway shall deliver to the Escrow Agent share certificates representing the Escrow Securities to be held and disbursed subject to the terms and conditions of this Agreement. Selway will deliver any dividends, interest payments, or distributions of any kind made in respect of the Escrow Securities promptly to the Escrow Agent, together with instructions indicating how any such amounts shall be allocated among the Key Personnel, to be held in accordance with the terms hereof.

2.1 Voting. The Key Personnel shall be entitled during each Escrow Period (as defined below) to vote the Escrow Securities on any matters to come before the stockholders of Buyer, with each Key Personnel being entitled to direct the voting of the Escrow Securities allocated to such Key Personnel.

2.2 Transferability. During the applicable Escrow Period, no Escrow Securities or any beneficial interest therein may be pledged, sold, assigned, or transferred, including by operation of law, by any Key Personnel or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such Key Personnel, prior to delivery to such Key Personnel of his, her, or its portion of the Escrow Securities held by the Escrow Agent as provided herein, except (i) by gift to a member of the immediate family of the Key Personnel member’s officers or directors or to a trust or other entity, the beneficiary of which is such Key Personnel member or, if such Key Personnel member is an entity, one of its officers, directors (or a member of their respective immediate families), (ii) by virtue of the laws of descent and distribution upon death of any Key Personnel, or (iii) pursuant to a qualified domestic relations order (such transferees, the “Permitted Transferees”); provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement.

3. Disbursement of the Escrow Securities.

3.1 The Escrow Securities.

(a) The Escrow Agent shall hold the Escrow Securities until it receives a certificate (an “Officer’s Certificate”) signed by the Chief Executive Officer or Chief Financial Officer of Selway: (i) on or after September 30, 2013 (the “First Escrow Period”), instructing the release of one-third of the Escrow Securities to the Key Personnel; (ii) on or after September 30, 2014 (the “Second Escrow Period”), instructing the release of an additional one-third of the Escrow Securities to the Key Personnel; or (iii) on or after June 30, 2015 (the “Third Escrow Period”; the First Escrow Period, Second Escrow Period, and Third Escrow Period, each, an “Escrow Period”), instructing the release of the final one third of the Escrow Securities to the Key Personnel. The Escrow Agent shall, upon receipt of an Officer’s Certificate, disburse the applicable Escrow Securities to the Key Personnel in such amounts as set forth opposite each Key Personnel member’s name on Exhibit A. If, after the date hereof and prior to June 30, 2015, the Escrow Agent receives an Officer’s Certificate stating (i) that Selway will consolidate or merge with or into, or transfer or lease all or substantially all its assets to, any person at a valuation of at least $15.00 per share of Selway common stock on a fully diluted basis, and (ii) specifying the date and time of the consummation of such transaction, then the Escrow Agent shall release any previously unreleased Escrow Securities from escrow to the Key Personnel immediately before, and subject to, the consummation of such transaction.

3.2 Selway Covenants. Selway hereby covenants and agrees to (i) cause its officers to act in good faith regarding the release of the Escrow Securities pursuant to Section 3.1, and (ii) to promptly release the Escrow Securities after the end of each Escrow Period, as applicable.

3.3 Duties. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Securities in accordance with this Section 3.

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4. Concerning the Escrow Agent.

4.1 Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

4.2 Indemnification. The Escrow Agent shall be indemnified and held harmless by Selway from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Securities held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Securities or it may deposit the Escrow Securities with the clerk of any appropriate court or it may retain the Escrow Securities pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Securities are to be disbursed and delivered. The provisions of this Section 4.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 4.5 or 4.6 below.

4.3 Compensation. The Escrow Agent shall be entitled to reasonable compensation from Selway for all services rendered by it hereunder, as set forth on Exhibit B hereto. The Escrow Agent shall also be entitled to reimbursement from Selway for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

4.4 Further Assurances. From time to time on and after the date hereof, Selway, the Company, and the Key Personnel shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

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4.5 Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by Selway and approved by each of the Key Personnel. If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Securities with any court it deems appropriate.

4.6 Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the Selway and approved by each of the Key Personnel; provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 4.5.

4.7 Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

5. Miscellaneous.

5.1 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction (other than sections 5-1401 and 5-1402 of the New York General Obligations law, which shall apply to this Agreement). Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

5.2 Amendment. This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto.

5.3 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

5.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

5.5 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or by private national courier service, or be mailed, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if sent by private national courier service, on the next business day after delivery to the courier, or, if mailed, two business days after the date of mailing, as follows:

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If to a member of the Key Personnel, to the address of such person or entity set forth on Exhibit A attached hereto.

If to the Company, to:

Healthcare Corporation of America
66 Ford Road - Suite 230
Denville, NJ 07834
Attention: Chief Executive Officer
Telecopy: (973) 983-6304

if to Selway, to:

Selway Capital Acquisition Corporation
900 Third Avenue, 19th Fl.
New York, NY 10022
Attention: Chief Executive Officer
Telecopy: (212) 308-6623

and if to the Escrow Agent, to:

American Stock Transfer & Trust Company, LLC
59 Maiden Lane
New York, New York 10038
Attn: Compliance Department

A copy of any notice sent hereunder shall be sent to (but which shall not constitute notice):

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attn: Mitchell S. Nussbaum, Esq.

Fax: (212) 504-3013

and:

Zysman Aharoni Gayer and

Sullivan & Worcester LLP

One Post Office Square

Boston, MA 02109
Attn: Edwin L. Miller Jr.
Fax : (617) 338-2880

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The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

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WITNESS the execution of this Agreement as of the date first above written.

SELWAY CAPITAL ACQUISITION CORPORATION

By:	/s/ Edmundo Gonzalez
Name:	Edmundo Gonzalez
Title:	Chief Financial Officer

[Signature pages to Management Share Escrow Agreement]

HEALTHCARE CORPORATION OF AMERICA

By:	/s/ Gary Sekulski
Name:	Gary Sekulski
Title:	Chief Executive Officer

[Signature pages to Management Share Escrow Agreement]

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as escrow agent

By:	/s Michael A. Nespoli
Name:	Michael A. Nespoli
Title:	Senior Vice President

[Signature pages to Management Share Escrow Agreement]

KEY PERSONNEL:

/s/ Gary J. Sekulski
Gary J. Sekulski

/s/ Ann F. Saskowitz
Ann F. Saskowitz

/s/ John M. Phelps
John M. Phelps

/s/Thomas Durkin
Thomas Durkin

/s/ Ruth Ackerman
Ruth Ackerman

/s/ Adam DeMarzo
Adam DeMarzo

/s/ Scott Weeber
Scott Weeber

/s/ Danny Matthew
Danny Matthew

OTIS FUND

By:	/s/ Vic Wexler
Name: Vic Wexler
Title: Partner

RLJ PARTNERS
By:	/s/ J.T. Wecke
Name: J.T. Wecke
Title: Partner

[Signature pages to Management Share Escrow Agreement]